EXHIBIT G

                        COGENT COMMUNICATIONS GROUP, INC.

                           FIFTH AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT
                             ----------------------


            THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of the 26th day of October, 2004 by and among (i) Cogent Communications Group, Inc., a Delaware corporation (the "Company"), (ii) David Schaeffer (the "Founder") and
(iii) those persons who own shares of Preferred Stock (as defined herein) whose names are set forth under the heading "Purchasers" on Schedule I hereto and any person who later becomes a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Schedule II hereto (the "Purchasers").

                                   WITNESSETH:

            WHEREAS, simultaneously herewith, the Company and certain of the Purchasers (the "Series M Purchasers") have consummated a merger agreement between the Company, the Company's wholly owned subsidiary Cogent Potomac, Inc. ("Merger Sub") and NVA Acquisition, Inc. ("NVA"), (the "NVA Merger Agreement"), whereby the Series M Purchasers, subject to the terms and conditions set forth therein, received 3,860.5 shares of the Company's Series M Participating Convertible Preferred Stock, par value $.001 per share ("Series M Preferred Stock");

            WHEREAS, the Founder and certain of the Purchasers who purchased the Series F Participating Convertible Preferred Stock, par value $.001 per share ("Series F Preferred Stock"), of the Company, the various sub-series of Series G Participating Convertible Preferred Stock, par value $.001 per share (collectively, the "Series G Preferred Stock"), of the Company, the Series I Participating Convertible Preferred Stock, par value $.001 per share ("Series I Preferred Stock"), of the Company, the Series J Participating Convertible Preferred Stock, par value $.001 per share ("Series J Preferred Stock"), the Series K Participating Convertible Preferred Stock, par value $.001 per share ("Series K Preferred Stock") and the Series L Participating Convertible Preferred Stock, par value $.001 per share ("Series L Preferred Stock"), of the Company, (collectively, the Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock and Series M Preferred Stock shall be known as the "Preferred Stock"), are parties to that certain Fourth Amended and Restated Stockholders Agreement, dated as of August 12, 2004 (the "Fourth A&R Stockholders Agreement"), and in connection with the consummation of the transactions contemplated by the NVA Merger Agreement, the Company, the Founder and such Purchasers, constituting signatories sufficient under Section 15 of the Fourth A&R Stockholders Agreement to amend the Fourth A&R Stockholders Agreement, desire to amend and restate the Fourth A&R Stockholders Agreement as set forth herein and execute and deliver this Agreement, setting forth herein certain terms and conditions governing their relative ownership of the Shares (as hereinafter defined);


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            NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Founder and the Purchasers hereby agree as follows:

            1. Prohibited Transfers. The Founder shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by him except in compliance with the terms of this Agreement. For purposes of this Agreement, the term "Shares" shall mean and include all shares of Common Stock of the Company and all shares of any class or series of equity securities or equity-backed securities of the Company or any subsidiary, including without limitation, capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and, in any event that is owned by the Founder, whether presently held or hereafter acquired.

            2. Purchasers' Right of Refusal on Dispositions made by the Founder. Except as set forth in Section 4, if the Founder wishes to sell, assign, transfer or otherwise dispose of any or all Shares owned by him pursuant to the terms of a bona fide offer received from a third party at any time prior to the consummation of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company in which (a) the pre-money valuation of the Company is at least $500,000,000 and (b) the gross cash proceeds (before underwriting discounts, commissions and fees) are at least $50,000,000 (a "Qualified Offering"), the Founder shall submit a written offer to sell such Shares to the Purchasers (with a copy to the Company) on terms and conditions, including price, not less favorable to the Purchasers than those on which the Founder proposes to sell such Shares to such third party (the "Offer"). The Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred, the agreed terms of the sale or transfer and any other material facts relating to the sale or transfer. Within thirty (30) days after receipt of the Offer, each Purchaser and each Qualified Transferee, if any, shall give notice to the Founder of its intent to purchase all or any portion of the offered Shares on the same terms and conditions as set forth in the Offer. Each Purchaser and Qualified Transferee shall have the right to purchase that number of the Shares as to which the Offer applies as shall be equal to the aggregate number of such Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock of the Company then owned by such Purchaser or Qualified Transferee (as applicable) (calculated on an as converted to Common Stock basis, and including any shares of Common Stock deemed to be beneficially owned by such Purchaser pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934 ("Rule 13d-3")) and the denominator of which is the aggregate number of shares of said Common Stock then issued and outstanding and held by (and deemed to be beneficially owned by) all the Purchasers (calculated on an as converted to Common Stock basis). The amount of Shares each Purchaser or Qualified Transferee, as that term is defined below, is entitled to purchase under this


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Section 2 shall be referred to as such Purchaser's "Pro Rata Fraction." Each
Purchaser shall have the right to transfer his right to any Pro Rata Fraction or part thereof to any Qualified Transferee. If any Purchaser or Qualified Transferee does not wish to purchase or to transfer his right to purchase his Pro Rata Fraction (such shares, the "Remaining Offered Shares"), then any Purchasers or Qualified Transferees who so elect shall have the right to purchase, on a pro rata basis with any other Purchasers or Qualified Transferees who so elect, any Pro Rata Fraction not purchased by a Purchaser or Qualified Transferee. Each Purchaser or Qualified Transferee shall act upon the Offer as soon as practicable after receipt from the Company of notice that a Purchaser or Qualified Transferee has not elected to purchase all of the offered Shares, and in all events within fifteen (15) days after receipt thereof. Each Purchaser and Qualified Transferee shall have the right to accept the Offer as to all or part of the Remaining Offered Shares offered thereby. If a Purchaser or Qualified Transferee shall elect to purchase all or part of such Purchaser's or Qualified Transferee's Pro Rata Fraction, said Purchaser or Qualified Transferee shall individually communicate in writing such election to purchase to whichever of the Purchasers has made the Offer, which communication shall be delivered by hand or delivered to such Purchaser at the address set forth in Section 8 below and shall, when taken in conjunction with the Offer be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby.

            If the Purchasers, taken together, do not agree to purchase all of the Shares offered by the Founder pursuant to the Offer, and consummate such purchase within the later of forty-five (45) days after receipt of the Offer and twenty (20) days after the Company shall have notified each Purchaser and Qualified Transferee of Remaining Offered Shares, such Shares subject to the Offer as shall not have been purchased may be sold by the Founder at any time within 90 days after the expiration of the Offer, but subject to the provisions of Section 3 below. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section.

            For purposes hereof, a "Qualified Transferee" shall mean any person
(i) who is a Purchaser, (ii) who is an "affiliated person" of a Purchaser, as that term is defined in the Investment Company Act of 1940, (iii) who is a partner, member or stockholder of a Purchaser that is a partnership, limited liability company or corporation, as applicable, and who is offered a pro rata right, based on his, her or its interest in the Purchaser, to acquire the Shares offered by a Purchaser pursuant to this Section 2, or (iv) who acquires at least twenty five percent (25%) of the shares of Preferred Stock issued by the Company to any Purchaser (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events).

            3. Purchasers' Right of Participation in Sales made by the Founder. Except as set forth in Section 4, if at any time the Founder wishes to sell, transfer or otherwise dispose of any Shares owned by him to any person (the "Acquiror") in a transaction which is subject to the provisions of Section 2 hereof, and such sale, transfer or other disposition would, when combined with


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all prior sales, transfers and other dispositions by the Founder, result in the transfer by the Founder of Shares representing more than twenty-five percent (25%) of the total number of shares held by the Founder (the "Founder's Stock"), each Purchaser shall have the right to require, as a condition to such sale or disposition, that the Acquiror purchase from said Purchaser at the same price per Share and on the same terms and conditions as involved in such sale or disposition by the Founder the same percentage of shares of Common Stock owned (and deemed to be beneficially owned under Rule 13d-3) by such Purchaser as such sale or disposition represents with respect to the number of shares of Founder's Stock (calculated on an as converted to Common Stock, fully diluted basis) owned by the Founder immediately prior to such sale. Each Purchaser wishing so to participate in any such sale or disposition shall notify the Founder of such intention as soon as practicable after receipt of the Offer made pursuant to
Section 2, and in all events within fifteen (15) days after receipt thereof. If a Purchaser shall elect to participate in such sale or disposition, said Purchaser shall individually communicate such election to the Founder, which communication shall be delivered by hand or mailed to the Founder at the address set forth in Section 8 below. The Founder and/or each participating Purchaser shall sell to the Acquiror all, or at the option of the Acquiror, any part of the Stock (as defined in Section 5 below) proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Acquiror than those set forth in the Offer; provided, however, that any purchase of less than all of such Stock by the Acquiror shall be made from the Founder and/or each participating Purchaser based upon a fraction, the numerator of which is the number of shares of Stock of the Company then owned by the Founder or such participating Purchaser (including any shares of Common Stock deemed to be owned under Rule 13d-3) and the denominator of which is the aggregate number of shares of Stock held by (and deemed to be held by) the Founder and all of the participating Purchasers. The Founder shall use his commercially reasonable efforts to obtain the agreement of the Acquiror to the participation of the participating Purchasers in the contemplated sale, and shall not sell any Stock to such Acquiror if such Acquiror declines to permit the participating Purchasers to participate pursuant to the terms of this
Section 3. The provisions of this Section 3 shall not apply to the sale of any Shares by the Founder (i) to a Purchaser pursuant to an Offer under Section 2 or
(ii) made upon or after the occurrence of a Qualified Offering, the sale of the Company or control thereof, whether by merger, sale, recapitalization or similar corporate event or the transfer of more than a majority of its capital stock (calculated on an as converted to Common Stock, fully diluted basis) or assets, or the conversion into Common Stock of all then outstanding shares of Preferred Stock (each such event in this clause (ii), a "Corporate Event").

            4. Permitted Transfers. Anything herein to the contrary notwithstanding, the provisions of Sections 1, 2 and 3 shall not apply to: (a) any transfer of Shares by the Founder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his immediate family; (b) any transfer of Shares by the Founder to a trust in respect of which he serves as trustee, provided that the trust instrument governing said trust shall provide that Founder, as trustee, shall retain sole and exclusive control over the voting and disposition of said Shares until the termination of the applicable restrictions on transfer under this Agreement; (c) any sale of Common


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Stock in a public offering pursuant to a registration statement filed by the
Company with the Securities and Exchange Commission; (d) any repurchase of Shares from officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including termination of employment; and (e) any pledge, hypothecation or other similar financing transaction in which the Founder continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. In the event of any such transfer, other than pursuant to subsection (c) of this Section 4, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement on the party from whom the transferee received the Shares, and as a condition to such transfer, each such transferee shall execute and deliver a written agreement agreeing to be bound by the provisions of this Agreement.

            5. Election of Directors; Issuance of Options; Protective
Provisions.

            (a) Election of Directors. Each of the parties hereto agrees to vote all of the Stock (as hereinafter defined and that entitles the holder thereof to vote in the election of the Board of Directors) now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board of Directors of the Company, to the extent permitted pursuant to the Company's certificate of incorporation, of the following:

                (i) two (2) individuals designated by the Founder (one of the designees under this subsection shall initially be David Schaeffer);

                (ii) two (2) individuals designated by the holders of a majority in interest of the Shares owned as of the date hereof by Jerusalem Venture Partners and certain of its affiliates (the designees under this subsection shall initially be Erel Margalit and Michael Carus);

                (iii) one (1) individual designated by the holders of a majority in interest of the Shares owned as of the date hereof by Worldview Technology Partners and certain of its affiliates (the designee under this subsection shall initially be Tim Weingarten);

                (iv) one (1) individual designated by the holders of a majority in interest of the Shares owned as of the date hereof by Oak Investment Partners and certain of its affiliates (the designee under this subsection shall initially be Edward Glassmeyer);

                (v) one (1) individual designated by the holders of a majority in interest of the Shares owned as of the date hereof by Broadview Capital Partners and certain of its affiliates (the designee under this subsection shall initially be Steven Brooks); and


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                (vi) one (1) individual designated by BNP Europe Telecom & Media
Fund II, LP and Natio vie Developpement 3, FCPR (the designee under this subsection shall initially be Jean-Jacques Bertrand);

                (vii) one (1) individual designated by Columbia Venture Corporation (the designee under this subsection shall initially be Kenneth Peterson); and

                (viii) a three (3) member Compensation Committee, one of the members of which shall be nominated by the directors elected pursuant to subparagraph (i) above and who shall not be the Founder and two of the members of which shall be nominated by the directors elected pursuant to subparagraphs
(ii), (iii), (iv) and (v) above.

            Each of the parties further covenants and agrees to vote, to the extent possible, all Stock of the Company now owned or hereafter acquired by such party so that (i) the Company's Board of Directors shall consist of ten
(10) members, nine (9) of whom shall be nominated or designated as set forth above and the tenth of whom shall be an independent director nominated by the Company's Board of Directors, (ii) the Compensation Committee thereof shall consist of three (3) members, each of whom shall be nominated as set forth above, and (iii) the holders of the Series G Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and the Founder's Stock shall be entitled, in the aggregate, to have up to four persons as observers at each meeting of the Board of Directors and any committee (other than the Compensation Committee) thereof, provided that at least one of such observers shall be selected by the holders of the Series I Preferred Stock and the Series J Preferred Stock. For the purposes of this Agreement, "Stock" shall mean and include all Preferred Stock and Common Stock and all other securities of the Company which may be exchangeable for or issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividends, combination, reclassification, reorganization or any other means).

            In the absence of any designation from the persons or groups so designating directors as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

            No party hereto shall vote to remove any member of the Board of Directors or the Compensation Committee thereof designated in accordance with the aforesaid procedure unless the persons or groups so designating directors as specified above so vote, and, if such persons or groups so vote then the non-designating party or parties shall likewise so vote.

            Any vacancy on the Board of Directors or the Compensation Committee thereof created by the resignation, removal, incapacity or death of any person designated under this Section 5 shall be filled by another person designated in a manner so as to preserve the constituency of the Board or such Committee as provided above.


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            (b) Issuance of Options to Holders of Preferred Stock. From and
after the date hereof, each of the parties hereto agrees that the Company shall not, and each agrees to vote all of their Shares of the Company now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors) to preclude the Company from issuing any options under the Company's stock option plans as in effect from time to time to any holder of Preferred Stock (other than an officer or employee of the Company) or any person employed by or controlled by or under common control with any such holder or any affiliate thereof without first obtaining the unanimous approval of the Board of Directors of the Company.

            (c) Protective Provisions. For so long as at least 9,500 shares of Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock and Series M Preferred Stock collectively remain outstanding, the affirmative vote or consent of the holders of two-thirds (2/3) of the issued and outstanding shares of Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock and Series M Preferred Stock, voting together as a single class and on an as converted to Common Stock basis, shall be required to take any of the following actions (including by way of merger, consolidation or otherwise):

                (i) designate, authorize, create, issue, sell, redeem or repurchase any class or series of equity securities or equity-backed securities of the Company or any subsidiary thereof, including without limitation, capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity (collectively, "Equity Securities"), other than pursuant to (i) employee stock option and similar incentive plans approved by the Board of Directors, (ii) the issuance of Common Stock upon the conversion of the 7.5% Convertible Subordinated Notes due 2007 of Allied Riser Communications Corporation (the "Notes") in accordance with the terms thereof or the issuance of additional convertible debt or equity as a paid-in-kind interest payment on the Notes in accordance with the terms thereof approved by the Board of Directors or (iii) a conversion or exchange right set forth in Company's certificate of incorporation;

                (ii) except as otherwise expressly provided as of the date hereof in the Company's certificate of incorporation or in a certificate of designations thereto, declare or pay any dividends or make any distributions of any kind with respect to any outstanding Equity Securities of the Company or any subsidiary thereof;

                (iii) approve the merger, consolidation, dissolution or liquidation of the Company or any subsidiary thereof, or any transaction having the same effect;

                (iv) increase or decrease the aggregate number of authorized shares of Common Stock or Preferred Stock of the Company;


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                (v) sell all or substantially all of the assets of the Company and its subsidiaries taken as a whole, whether directly through a sale of the Company's interests in its subsidiaries or other assets, or indirectly through a sale of the assets of its subsidiaries, in one transaction or any series of transactions, or approve any transaction or series of transactions having the same effect;

                (vi) cause, directly or indirectly, a material change in the nature of the business or strategic direction of the Company and its subsidiaries, taken as a whole;

                (vii) approve the filing for bankruptcy of or any decision not to take action to prevent a filing for bankruptcy or not to oppose an involuntary filing for bankruptcy or other winding up of the Company or any subsidiary thereof;

                (viii) approve the establishment and maintenance of an Executive Committee of the Board of Directors or increase or decrease the number of directors composing the Board of Directors; or

                (ix) amend, repeal or modify any provision of the Company's certificate of incorporation in a manner that adversely affects the rights, powers or preferences of the Preferred Stock.

            6.  Right of Participation in Sales by the Company.

            (a) Right of Participation. Except as provided in Section 6(f) of this Agreement, the Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of Preferred Stock, (iii) any debt security of the Company (other than debt with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the "Offered Securities") to the Purchasers who hold individually or together with their affiliates at least 2,500,000 Shares of the Common Stock on an as converted basis then outstanding and, for so long as the Founder holds not less than fifty percent (50%) of the number of shares of Founder's Stock held by him on the date hereof (in both cases, as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events), the holders of the Founder's Stock (such Purchasers and, if applicable, the holders of the Founder's Stock being referred to as the "Participating Stockholders") as follows: The Company shall offer to sell to each Participating Stockholder (a) that portion of the Offered Securities as the number of shares of Common Stock (including all shares of capital stock convertible into Common Stock, on a


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fully-diluted basis) then held by such Participating Stockholder, as the case may be, bears to the total number of shares of Common Stock (including all shares of capital stock convertible into Common Stock, on a fully-diluted basis) of the Company then outstanding (the "Basic Amount," and the aggregate of the Basic Amounts of all Participating Stockholders being referred to as the "Aggregate Basic Amount"), and (b) such additional portion of the Aggregate Basic Amount as such Participating Stockholder shall indicate it will purchase should the other Participating Stockholders subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Participating Stockholder (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the offer.

            (b) Notice of Acceptance. Notice of each Participating Stockholder's intention to accept, in whole or in part, any Offer made pursuant to Section 6(a) shall be evidenced by a writing signed by such Participating Stockholder and delivered to the Company prior to the end of the 20-day period of such offer, setting forth such of the Participating Stockholder's Basic Amount as such Participating Stockholder elects to purchase and, if such Participating Stockholder shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Participating Stockholder shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Participating Stockholders are less than the total Aggregate Basic Amount, then each Participating Stockholder who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Aggregate Basic Amount and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Participating Stockholder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Participating Stockholder bears to the total Undersubscription Amounts subscribed for by all Participating Stockholders, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

            (c) Conditions to Acceptances and Purchase.

                (i) Permitted Sales of Refused Securities. If Notices of Acceptance are not given by the Participating Stockholders in respect of all the Aggregate Basic Amount, the Company shall have ninety (90) days from the expiration of the period set forth in Section 6(a) to close the sale of all or any part of such Aggregate Basic Amount as to which a Notice of Acceptance has not been given by the Participating Stockholders (the "Refused Securities") to the person or persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Company than those set forth in the Offer.


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                (ii) Reduction in Amount of Offered Securities. If the Company
shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6(c)(i) above), then each Participating Stockholder may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Participating Stockholder elected to purchase pursuant to Section 6(b) multiplied by a fraction, (A) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (B) the denominator of which shall be the amount of all Offered Securities. In the event that any Participating Stockholder so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Participating Stockholders in accordance with Section 6(a).

                (iii) Closing. Upon the closing, which shall include full payment to the Company, of the sale to such other person or persons of all or less than all the Refused Securities, the Participating Stockholders shall purchase from the Company, and the Company shall sell to the Participating Stockholders, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6(c)(ii) if the Participating Stockholders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Participating Stockholders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Participating Stockholders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Participating Stockholders and their respective counsel.

            (d) Further Sale. In each case, any Offered Securities not purchased by the Participating Stockholders or other person or persons in accordance with
Section 6(c) may not be sold or otherwise disposed of until they are again offered to the Participating Stockholders under the procedures specified in Sections 6(a), 6(b) and 6(c).

            (e) Termination of Right of Participation. The rights of the Participating Stockholders under this Section 6 shall terminate immediately prior to the consummation of a Qualified Offering. In addition, the rights of holders of the Founder's Stock under this Section 6 shall terminate when the Founder owns less than 50% of the shares of Founder's Stock held by the Founder on the date first above written (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events). Upon the termination of the rights of an individual or entity pursuant to this subsection
(e), such individual or entity shall no longer be deemed to be a "Participating Stockholder" under this Section 6.


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            (f) Exception. The rights of the Participating Stockholders under this Section 6 shall not apply to:

                (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock,

                (ii) shares of any series of Preferred Stock issued as a dividend to holders of such series of Preferred Stock upon any subdivision or combination of shares of such series of Preferred Stock,

                (iii) shares of Common Stock issued or issuable upon conversion of the Preferred Stock,

                (iv) up to 10,000 shares of Common Stock issued or issuable pursuant to options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors,

                (v) up to 84,001 shares of Series H Preferred Stock issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to that certain 2003 Incentive Award Plan of the Company,

                (vi) Common Stock issued pursuant to the acquisition of another corporation by the Company by merger (whereby the Company owns no less than 51% of the voting power of such corporation) or purchase of substantially all of its stock or assets, if such acquisition is approved by a majority of the Directors nominated by the holders of the Preferred Stock in the manner set forth in
Section 5 hereof,

                (vii) Common Stock offered to the public pursuant to a registration statement filed under the Securities Act,

                (viii) Common Stock, or options or warrants to purchase Common Stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, as approved by the two-thirds (2/3rds) of the then sitting members of the Board of Directors,

                (ix) shares of Series F Preferred Stock issued pursuant to that certain Exchange Agreement by and among the Company, Cisco Systems Capital Corporation, and the other parties thereto, dated June 26, 2003,

                (x) shares of Series G Preferred Stock issued pursuant to that certain Participating Convertible Preferred Stock Purchase Agreement by and among the Company and the Series G Preferred Stock Purchasers, dated June 26, 2003,

                (xi) shares of Series I Preferred Stock issued pursuant to that certain Gamma Merger Agreement, dated January 5, 2004,

                (xii) shares of Series J Preferred Stock issued pursuant to that certain Omega Merger Agreement, dated March 30, 2004,

                (xiii) shares of Series K Preferred Stock issued pursuant to that certain UFO Merger Agreement, dated August 12, 2004,

                (xiv) shares of Series L Preferred Stock issued pursuant to that certain Global Access Asset Purchase Agreement, dated September 15, 2004,

                (xv) shares of Series M Preferred Stock issued pursuant to that certain NVA Merger Agreement, and

                (xvi) the issuance of Common Stock upon the conversion of the Notes or the issuance of additional convertible debt or equity as a paid-in-kind interest payment the Notes approved by the Board of Directors.

            (g) Waiver. The rights of the Purchasers under this Section 6 may be waived in any instance, on behalf of all of the Purchasers, prospectively or retroactively, by the written agreement of the holders of two-thirds in interest of the Preferred Stock (on an as converted to Common Stock basis) owned beneficially or of record by the Purchasers. The rights of holders of the Founder's Stock under this Section 6 may be waived in any instance, on behalf of all such holders, prospectively or retroactively, by the written agreement of the holders of a majority of the Founder's Stock then outstanding. Upon waiver of the rights of the Purchasers or holders of Founder's Stock in accordance with this subsection (g) with respect to a particular issuance, sale or exchange of Offered Securities, the Purchasers or such holder, as the case may be, shall be excluded from the definition of "Participating Stockholders" for purposes of this Section 6 with respect to such issuance, sale or exchange.

            7. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the earliest to occur of the following: (i) the completion of a Qualified Offering, provided that the obligations of Section 9 shall survive such termination; or (ii) the sale of the Company, whether by merger, sale, or transfer of more than ninety percent (90%) of its capital stock, or sale of substantially all of its assets. In addition, any Purchaser or Qualified Transferee may elect to terminate its rights and obligations with respect to any or all of Sections 2, 3, 5 or 6 by providing written notice of such election to the Company at any time.

            8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, or by internationally, recognized overnight courier service (two business days after deposit with such overnight courier service in the case of deliveries to non-U.S. residents), if to each Purchaser at his respective address set forth on
Schedule I hereto or on the Instrument of Accession pursuant to which he became a party to this Agreement, and if to the Founder, at his address set forth on
Schedule I hereto or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 8.

            9. Lock-up Agreement. Each of the Purchasers and holders of Founder's Stock hereby agrees in connection with the Company's Qualified Offering, upon the request of the principal underwriter managing the Qualified Offering of the Company, not to sell publicly any Shares now owned or hereafter acquired by him, her or it and subject to this Agreement (other than Shares being registered in such offering or any shares purchased in the open market after the Company's initial public offering) without the prior written consent of such underwriter for a period of time (not to exceed one hundred eighty (180) days) from the consummation of such Qualified Offering as the underwriter may specify, in all events subject to the provisions of Section 13(f) of a certain Seventh Amended and Restated Registration Rights Agreement dated as of the date hereof.


            10. Failure to Deliver Shares. If the Founder becomes obligated to sell any Shares owned by, or held for the benefit of, such Purchaser to the Founder, another Purchaser or a Qualified Transferee under this Agreement and fails to deliver such shares in accordance with the terms of this Agreement, the Founder or such Purchaser, as applicable, may, at his or its option, in addition to all other remedies it may have, send to the Company for the benefit of such selling Purchaser the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to said Purchaser, (a) shall cancel on its books the certificate(s) representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of the Founder or such Purchaser, as applicable, a new certificate(s) representing such Shares, and thereupon all of said Purchaser's rights in and to such shares shall terminate. The Company may exercise a similar remedy in enforcing its rights under Section 2. If the Founder transfers any shares to a Purchaser in violation of this Agreement, the Company may, at the election of a majority of the disinterested members of the Board of Directors, cancel on the books of the Company any shares of capital stock then held by the Founder, and compel the Founder to purchase from any transferee a number of shares of capital stock equal to the amount so transferred in violation of this Agreement.

            11. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

            12. Legend. Until this Agreement terminates in full, the certificates representing the Shares shall bear on their face a legend indicating the existence of the restrictions imposed hereby. After the Qualified Offering, the Company shall not issue or deliver to any transfer agent a stop transfer notice with respect to any Shares, the transfer of which is permitted pursuant to Rule 144(k) and the Securities Act of 1933.

            13. Entire Agreement. This Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

            14. Waivers and Further Agreements. Except as otherwise expressly set forth herein, the rights of the Purchasers and holders of Founder's Stock under this Agreement may be waived by an instrument in writing executed and delivered by Purchasers holding at least two-thirds in interest of the Preferred Stock, on an as if converted to Common Stock basis, then held or deemed to be held by all Purchasers and holders of Founder's Stock; provided, however, that the rights set forth in Section 5 with respect to the designation of the Board of Directors of the Company may not be waived without the prior written consent of the constituency affected by such waiver, which waiver shall be obtained in a manner consistent with, and shall require the same percentages prescribed in,
Section 5. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Notwithstanding the foregoing, no waiver approved in accordance herewith shall be effective if and to the extent that such waiver grants to any one or more Purchasers or holders of Founder's Stock any rights more favorable than any rights granted to all other Purchasers and holders of Founder's Stock or otherwise treats any one or more of such parties differently than all other such parties.

            15. Amendments. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by (i) holders of at least two-thirds in interest of the shares of Preferred Stock issued or issuable to the Purchasers, on an as if converted to Common Stock basis, and (ii) the Company. Notwithstanding the foregoing, no amendment approved in accordance with this Section 15 shall be effective if and to the extent that such amendment (i) creates any additional affirmative obligations to be complied with by any or all of the Purchasers and holders of Founder's Stock unless approved by holders of all of the Preferred Stock then outstanding and/or
(ii) adversely affects any of the Founder's rights existing under this Agreement prior to such amendment in a manner that is inconsistent with, or disproportionate to, the effect of such amendment on the other parties hereto and/or (iii) adversely affects any Purchaser's rights existing under this Agreement prior to such amendment in a manner that is inconsistent with, or disproportionate to, the effect of such amendment on the other Purchasers. In addition, the rights set forth in Section 5 with respect to the designation of the Board of Directors of the Company may not be amended without the prior written consent of the constituency affected by such amendment, which consent shall be obtained in a manner consistent with Section 5.

            16. Assignment; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein, and provided, further, that no Purchaser may transfer its rights or obligations hereunder except to a Qualified Transferee. Notwithstanding anything contained herein to the contrary, until the first to occur of (i) termination of this Agreement and
(ii) a Qualified Offering, any transferee of Preferred Stock shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed hereunder on holders of Preferred Stock to the same extent as if such transferee had signed this Agreement.

            17. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

            18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            20. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            21. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

            22. Fourth A&R Stockholders Agreement. This Agreement amends and restates the Fourth A&R Stockholders Agreement by, among other things, eliminating Common Stock holders who do not also hold Preferred Stock from the definition of Purchasers, thereby precluding such Common Stock holders from having any rights under this Agreement. Upon and after the Closing (as defined in the NVA Merger Agreement), the Fourth A&R Stockholders Agreement shall be terminated and of no further force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT as of the date first above written.

      [Signature Page to Fifth Amended and Restated Stockholders Agreement]


                                 OAK INVESTMENT PARTNERS IX,
                                 LIMITED PARTNERSHIP

                                 By: Oak Associates IX, LLC, its General Partner

                                 By:     /s/ Edward Glassmeyer
                                        ----------------------------------------
                                 Name:  Edward Glassmeyer
                                 Title: Managing Member

                                 OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP
                                 By: Oak IX Affiliates, LLC, its General Partner

                                 By:     /s/ Edward Glassmeyer
                                        ----------------------------------------
                                 Name:  Edward Glassmeyer
                                 Title: Managing Member

                                 OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP
                                 By: Oak Associates IX, LLC, its General Partner

                                 By:     /s/ Edward Glassmeyer
                                        ----------------------------------------
                                 Name:  Edward Glassmeyer
                                 Title: Managing Member

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]

                        JERUSALEM VENTURE PARTNERS III, L.P.

                        By: Jerusalem Partners III, L.P., its General Partner
                        By: Jerusalem Venture Partners Corporation, its
                            General Partner

                        By:   /s/ Erel Margalit
                             ---------------------------------------------------
                        Name: Erel Margalit


                        JERUSALEM VENTURE PARTNERS III
                        (ISRAEL), L.P.

                        By: Jerusalem Venture Partners III (Israel) Management
                            Company Ltd., its General Partner

                        By:   /s/ Erel Margalit
                             ---------------------------------------------------
                        Name: Erel Margalit


                        JERUSALEM VENTURE PARTNERS
                        ENTREPRENEURS FUND III, L.P.

                        By: Jerusalem Partners III, L.P., its General Partner
                        By: Jerusalem Venture Partners Corporation, its
                            General Partner

                        By:    /s/ Erel Margalit
                             ---------------------------------------------------
                        Name: Erel Margalit

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]



                                  JERUSALEM VENTURE PARTNERS IV, L.P.

                                  By: Jerusalem Partners IV, L.P., its
                                      General Partner
                                  By: JVP Corp IV, its General Partner

                                  By:   /s/ Erel Margalit
                                        ----------------------------------------
                                  Name: Erel Margalit


                                  JERUSALEM VENTURE PARTNERS IV (Israel), L.P.

                                  By: Jerusalem Partners IV - Venture
                                      Capital, L.P., its General Partner
                                  By: JVP Corp IV, its General Partner

                                  By:    /s/ Erel Margalit
                                        ----------------------------------------
                                  Name: Erel Margalit

                                  JERUSALEM VENTURE PARTNERS IV-A, L.P.

                                  By: Jerusalem Venture Partners IV, L.P., its
                                      General Partner

                                  By: JVP Corp IV, its General Partner

                                  By:    /s/ Erel Margalit
                                        ----------------------------------------
                                  Name: Erel Margalit

                                  JERUSALEM VENTURE PARTNERS
                                  ENTREPRENEURS FUND IV, L.P.

                                  By: Jerusalem Venture Partners IV, L.P., its
                                      General Partner

                                  By: JVP Corp IV, its General Partner

                                  By:    /s/ Erel Margalit
                                        ----------------------------------------
                                  Name: Erel Margalit

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]



                            WORLDVIEW TECHNOLOGY PARTNERS III, L.P.

                            WORLDVIEW TECHNOLOGY INTERNATIONAL III, L.P.

                            WORLDVIEW STRATEGIC PARTNERS III, L.P.

                            WORLDVIEW III CARRIER FUND, L.P.

                            By: Worldview Capital III, L.P., its General
                                Partner

                            By:
                                 -----------------------------------------------
                            Name:


                            WORLDVIEW TECHNOLOGY
                            PARTNERS IV, L.P.

                            WORLDVIEW TECHNOLOGY
                            INTERNATIONAL IV, L.P.

                            WORLDVIEW STRATEGIC PARTNERS IV, L.P.

                            By:  Worldview Capital IV, L.P., its General Partner

                            By:
                                 -----------------------------------------------
                            Name:

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]



                                     BCP CAPITAL, L.P.

                                     By: BCP General LLC, its General Partner

                                     By:   /s/ Steven D. Brooks
                                           -------------------------------------
                                     Name:  Steven D. Brooks
                                     Title: Managing Director


                                     BCP CAPITAL QPF, L.P.

                                     By: BCP General LLC, its General Partner

                                     By:    /s/ Steven D. Brooks
                                           -------------------------------------
                                     Name:  Steven D. Brooks
                                     Title: Managing Director


                                     BCP AFFILIATES FUND LLC

                                     By: BCP Capital Management LLC, its Manager

                                     By:   /s/ Steven D. Brooks
                                           -------------------------------------
                                     Name:  Steven D. Brooks
                                     Title: Managing Director

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]



                                            BOULDER VENTURES IV, L.P.

                                            By:   /s/ Andrew E. Jones
                                                  ------------------------------
                                            Name:   Andrew E. Jones
                                            Title:  General Partner


                                            BOULDER VENTURES IV (ANNEX), L.P.

                                            By:    /s/ Andrew E. Jones
                                                   -----------------------------
                                            Name:   Andrew E. Jones
                                            Title:  General Partner

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]



                                            NAS PARTNERS I L.L.C.

                                            By: Nassau Capital LLC,
                                                its General Partner

                                            By:    /s/ Randall A. Hack
                                                  ------------------------------
                                            Name:  Randall A. Hack
                                            Title:  Managing Member


                                            NASSAU CAPITAL PARTNERS IV L.P.

                                            By: Nassau Capital LLC,
                                                its General Partner

                                            By:     /s/ Randall A. Hack
                                                   -----------------------------
                                            Name:   Randall A. Hack
                                            Title:  Managing Member

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]


                           BNP EUROPE TELECOM & MEDIA FUND II, LP


                           By:     /s/ Shawna Morehouse
                                  ----------------------------------------------

                           By:     /s/ Avery Lewis
                                  ----------------------------------------------
                           Name:  Shawna Morehouse & Avery Lewis
                           Title: Authorized Signatories
                           By: General Business, Finance and Investment Ltd., its General Partner and By: Commerce Advisory Services Ltd, as Director and Partnership Secretary


                           NATIO VIE DEVELOPPEMENT 3, FCPR

                           By:    /s/ Benoit Weymuller
                                  ----------------------------------------------
                           Name:   Benoit Weymuller
                           Title:  Directeur Associe

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]






                                         CISCO SYSTEMS CAPITAL CORPORATION

                                         By:__________________________
                                         Name: _______________________
                                         Title: ______________________

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]








                                  By: /s/ David Schaeffer
                                      ------------------------------------------
                                      David Schaeffer




                                  THE SCHAEFFER DESCENDENTS TRUST

                                  By: /s/ Ruth E. Schaeffer
                                      ------------------------------------------
                                      Ruth Schaeffer



                                  COGENT COMMUNICATIONS GROUP, INC.

                                  By: /s/ David Schaeffer
                                      ------------------------------------------
                                  Name:   David Schaeffer
                                  Title:  Chairman and Chief Executive Officer

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]




                                                UFO COMMUNICATIONS, INC.


                                                By:
                                                     ---------------------------
                                                Name: Jay Ferguson
                                                Title: Chairman

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]



                                    PALADIN CAPITAL PARTNERS FUND, L.P.


                                    By: Paladin General Holdings, LLC
                                        Its General Partner




                                    By:
                                          --------------------------------------
                                    Name:   Michael R. Steed
                                    Title:  President



                                    WORLDWIDE INVESTMENTS, LLC

                                    By:  Worldwide Assets, Inc., its Sole Member

                                    By:
                                          --------------------------------------
                                    Name:  Frank J. Hannah
                                    Title:


                                    2001 PENN. AVE. INVESTMENTS, LLC


                                    By:
                                          --------------------------------------
                                    Name:  Michael R. Steed
                                    Title: President

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]



                                         KLINE HAWKES PACIFIC, L.P.

                                         By:  Kline Hawkes Pacific Advisors, LLC
                                              its General Partner

                                         By:
                                             -----------------------------------
                                         Name: Jay Ferguson
                                         Title: Member


                                         KLINE HAWKES PACIFIC FRIENDS FUND, LLC

                                         By: Kline Hawkes Pacific Advisors, LLC,
                                             its Managing Member

                                         By:
                                            ------------------------------------
                                         Name: Jay Ferguson
                                         Title: Member


                                         BROADMARK CAPITAL, L.L.C.


                                         By:
                                            ------------------------------------
                                         Name: Joseph L. Schocken
                                         Title: President

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]


                                      GLOBAL ACCESS TELECOMMUNICATIONS, INC.


                                      By:   /s/ John E. Jones
                                            ------------------------------------
                                      Name:  John E. Jones
                                      Title: Vice President

          [Signature Page to Fifth Amended and Restated Stockholders Agreement - Continued]


                                        COLUMBIA VENTURE CORPORATION, INC.


                                        By:    /s/ Kenneth D. Peterson, Jr.
                                              ----------------------------------
                                        Name:  Kenneth D. Peterson, Jr.
                                        Title: Chief Executive Officer

                                   SCHEDULE I
                                   ----------

                                 [TO BE UPDATED]



Cisco Systems Capital Corporation
David Schaeffer
Ruth E. Schaeffer, Trustee of the Schaeffer Descendents Trust
Denise Shen
Barry Morris
Scott Welker
Edward Lu
Bradley Griggs
Scott Stewart
Thaddeus Weed
C Blair Partners, LP
C. Blair Partners II, LP
C. Blair Fund, Ltd.
BNP Europe Telecom & Media Fund II, LP                                                 c/o CIBC Financial Center
                                                                                       11 Dr. Roy's Drive, 3rd Floor
                                                                                       P.O. Box 694 GT
                                                                                       Grand Cayman
                                                                                       Cayman Islands, B.W.I.
Natio vie Developpement 3, FCPR                                                        BNP Private Equity
                                                                                       32, boulevard Haussman
                                                                                       75009 Paris
                                                                                       France
Jerusalem Venture Partners III (Israel), L.P.                                          Jerusalem Technology Park
Jerusalem Venture Partners IV (Israel), L.P.                                           Building One
                                                                                       Mahla, Jerusalem 91847
                                                                                       Attn: Erel Margalit
Jerusalem Venture Partners III, L.P.                                                   666 Fifth Avenue
Jerusalem Venture Partners Entrepreneurs Fund III, L.P.                                Suite 195
Jerusalem Venture Partners IV, L.P.                                                    New York, NY 10103
Jerusalem Venture Partners IV-A, L.P.
Jerusalem Venture Partners Entrepreneurs Fund IV, L.P.
Oak Investment Partners IX, LP                                                         One Gorham Island
Oak IX Affiliates Fund, LP                                                             Westport, CT 06880
Oak IX Affiliates Fund-A, LP                                                           Attn: Ed Glassmeyer
Worldview Technology Partners III, LP                                                  435 Tasso Street #120
Worldview Technology  International III, LP                                            Palo Alto, CA 94301


                                       31

Worldview Strategic Partners III, LP
Worldview III Carrier Fund, LP
Boulder Ventures IV, LP                                                                4750 Owings Mills Blvd.
Boulder Ventures IV (Annex), LP                                                        Owings Mills, MD 21117
                                                                                       Attn:  Andy Jones
Nassau Capital Partners IV, LP                                                         Capstone Capitl L.L.C.
NAS Partners I, LLC                                                                    4700 Province Line Road
                                                                                       Princeton, NJ  08540
                                                                                       Attn:  Randall A. Hack
BCP Capital, L.P.                                                                      BCP Capital Management LLC
BCP Capital QPF, L.P.                                                                  One Maritime Plaza, Suite 2525
BCP Affiliates Fund Llc                                                                San Francisco, CA  94111Attn:  David Kapnick
Paladin Capital Partners Fund, L.P.                                                    2001 Pennsylvania Avenue NW
                                                                                       Suite 400
                                                                                       Washington, D.C.  20006
Worldwide Investments, LLC                                                             Worldwide Investments, LLC
                                                                                       c/o Worldwide Assets, Inc.
                                                                                       P.O. Box 27740
                                                                                       Las Vegas, NV 89126
2001 Penn. Ave. Investments, LLC                                                       2001 Pennsylvania Avenue, Suite 400
                                                                                       Washington, DC 20006
Kline Hawkes Pacific, L.P.                                                             11726 San Vicente Blvd., Suite 300
                                                                                       Los Angeles, CA  90049
Kline Hawkes Pacific Friends Fund, LLC                                                 11726 San Vicente Blvd., Suite 300
                                                                                       Los Angeles, CA  90049
Broadmark Capital                                                                      2800 One Union Square
                                                                                       600 University Street
                                                                                       Seattle, WA 98101
UFO Communications, Inc.                                                               60 Federal St, Suite 304
                                                                                       San Francisco, CA 94107
Columbia Venture Corporation
Comdisco, Inc.
ACON Venture Partners, LP
Clipperbay & Co.
Covestco-Venture, LLC
2M Technology Ventures, L.P.


                                   SCHEDULE II


                        COGENT COMMUNICATIONS GROUP, INC.

                             INSTRUMENT OF ACCESSION
                             -----------------------

            The undersigned, _________________, as a condition precedent to becoming the owner or holder of record of ___________________ (______) shares of the ________ Stock, par value $.001 per share, of Cogent Communications Group, Inc., a Delaware corporation (the "Company"), hereby agrees to become a Purchaser party to and bound by that certain Fifth Amended and Restated Stockholders Agreement dated as of October ____, 2004 by and among the Company and other stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of the said Fifth Amended and Restated Stockholders Agreement immediately upon execution and delivery to the Company of this Instrument.

            IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

                                         Signature:

                                         ---------------------------------------
                                         (Print Name)

                                         Address:


                                         Date:
                                               ---------------------------------


                                         Accepted:

                                         COGENT COMMUNICATIONS GROUP , INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------